Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors


   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2) and related Prospectus of Swing-N-Slide Corp. for the registration of 625,000 shares of its common stock and to the incorporation by reference therein of our report dated January 30, 1997, with respect to the consolidated financial statements and schedules of Swing-N-Slide Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


   Milwaukee, Wisconsin                                     ERNST & YOUNG LLP
   July 16, 1997